UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2017

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Innovus Pharmaceuticals,” “Innovus Pharma,” “the Company”, “we,” “us” and “our” refer to Innovus Pharmaceuticals, Inc., and/or one or more of our wholly-owned subsidiaries, unless the context otherwise provides. Innovus Pharma® is a registered service mark of Innovus Pharmaceuticals, Inc.

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on June 19, 2017. A total of 120,191,807 shares of Common Stock, representing 79.84% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the nominees for the Board of Directors were elected and will hold office until a successor is elected and qualified, or until the Director resigns, is removed or becomes disqualified, by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Dr. Bassam Damaj, Ph.D	59,933,711	987,707	59,270,389
Dr. Henry Esber, Ph.D	60,108,816	812,602	59,270,389
Vivian Liu	60,095,516	825,902	59,270,389
Dr. Ziad Mirza, M.D.	60,108,011	813,407	59,270,389

Proposal 2: The appointment of Hall & Company, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain
115,063,862	4,749,162	378,783

Section 8 – Other Events

Item 8.01 Other Events

On June 20, 2017, the Company announced that in order to expand its sales and marketing team in preparation of its launch of FlutiCareTM in the 4th Quarter of 2017, Robert C. Verfurth has been appointed the Vice President of Sales and Marketing. Verfurth came back to Innovus Pharma after spending the previous two years building a commercial team and launching a new blood-based colon cancer technology at Applied Proteomics, Inc. He was also part of the Innovus Pharma team back in 2013 in a similar role. Mr. Verfurth was also part of the marketing and sales team at Apricus Biosciences (NASDAQ: APRI), a specialty pharmaceutical company. Prior to Apricus, Mr. Verfurth was Vice President, US Sales-West for Becton Dickinson Diagnostics. Before that, he served as Vice President, US Sales and Support for the molecular diagnostic start-up GeneOhm Sciences beginning in 2005. GeneOhm Sciences was purchased by Becton Dickinson, after which Mr. Verfurth continued his sales leadership responsibilities in the molecular and infectious disease product areas. Prior to GeneOhm, Mr. Verfurth held a number of commercial roles, including Vice President of Sales at both Prometheus Laboratories and Dianon Systems. He also spent six years in the United States Air force, achieving the rank of Captain. Mr. Verfurth earned a Bachelor of Science degree in Business Administration from the University of Notre Dame and a Master's of Science degree in Systems Management from the University of Southern California

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: June 20, 2017	By:	/S/ Bassam Damaj
Bassam Damaj, CEO